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                               SECURITY AGREEMENT

                  This Security Agreement is made as of March __, 2004 by and between LAURUS MASTER FUND, LTD., a Cayman Islands corporation ("Laurus") and Veridium Corporation, a Delaware corporation (the "Company").

                                   BACKGROUND

                  Company has requested that Laurus make advances available to Company; and

                  Laurus has agreed to make such advances to Company on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

                   (a) General Definitions. Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A. (b) Accounting Terms. Any accounting terms used in this Agreement which are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

                      Other Terms. All other terms used in this Agreement and defined in the UCC,shall have the meaning given therein unless otherwise defined herein.

   Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words "herein", hereof" and "hereunder" or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term "or" is not exclusive. The term "including" (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

                           Loans.


          (i) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Laurus may make loans (the "Loans") to Company from time to time during the Term which, in the aggregate at any time outstanding, will not exceed the lesser of: (x) (I) the Capital Availability Amount minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time (the "Reserves"), (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves and (z) the sum of Accounts Availability and ($500,000) minus Subordinated Accounts. The amount derived at any time from
               Section 2(a)(i)(y)(I) minus 2(a)(i)(y)(II) shall be referred to as the "Formula Amount". In no event shall Laurus be required to make any Loans to the Company without Laurus written consent, if Loans outstanding under the Notes or pursuant hereto shall equal or exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000). Company shall execute and deliver to Laurus on the Closing Date a Minimum Borrowing Note and a Secured Revolving Note evidencing the Loans funded on the Closing Date. From time to time thereafter, Company shall execute and deliver to Laurus immediately prior to the final funding of each additional $1,000,000 tranche of Loans (calculated on a cumulative basis for each such tranche) an additional Minimum Borrowing Note evidencing such tranche, in the form of Note delivered by Company to Laurus on the Closing Date. Notwithstanding anything herein to the contrary, whenever during the Term the outstanding balance on the Revolving Note should equal or exceed $500,000, to the extent that the outstanding balance on Minimum Borrowing Note shall be less than $1,000,000 (the difference of $1,000,000 less the actual balance of the Minimum Borrowing Note, the "Available Minimum Borrowing"), such portion of the balance of the Revolving Note as shall equal the Available Minimum Borrowing shall be deemed to be simultaneously extinguished on the Revolving Note and transferred to, and evidenced by, the Minumum Borrowing Note (e.g., the Available Minimum Borrowing shall be $0).

          (ii) Notwithstanding the limitations set forth above, if requested by the Company, Laurus retains the right to lend to Company from time to time such amounts in excess of such limitations as Laurus may determine in its sole discretion.

     Company acknowledges that the exercise of Laurus' discretionary rights hereunder may result during the Term in one or more increases or decreases in the advance percentages used in determining Accounts Availability and Company hereby consents to any such increases or decreases which may limit or restrict advances requested by Company.

     If Company does not pay any interest, fees, costs or charges to Laurus when due, Company shall thereby be deemed to have requested, and Laurus is hereby authorized at its discretion to make and charge to Company's account, a Loan to Company as of such date in an amount equal to such unpaid interest, fees, costs or charges.

     If Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Laurus may, but need not, perform or observe such covenant on behalf and in the name, place and stead of Company (or, at Laurus' option, in Laurus' name) and may, but need not, take any and all other actions which Laurus may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and expenses (including attorneys' fees and legal expenses) incurred by Laurus in connection with or as a result of the performance or observance of such agreements or the taking of such action by Laurus shall be charged to Company's account as a Loan and added to the Obligations. To facilitate Laurus' performance or observance of such covenants of Company, Company hereby irrevocably appoints Laurus, or Laurus' delegate, acting alone, as Company's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed delivered or endorsed by Company.

     Laurus will account to Company monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Laurus shall be deemed final, binding and conclusive unless Laurus is notified by Company in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

     During the Term, Company may borrow and prepay Loans in excess of the Minimum Borrowing Amount, all in accordance with the terms and conditions hereof.

     If any Eligible  Account is not paid by the Account  Debtor  within  ninety
(90) days after the date that such Eligible Account was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account, (a "Delinquent Account"), the Company shall (i) reimburse Laurus for the amount of the Revolving Credit Advance made with respect to such Delinquent Account plus an adjustment fee in an amount equal to one-half of one percent (0.50%) of the gross face amount of such Eligible Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account.

     Following the occurrence of an Event of Default which continues to exist, Laurus may, at its option, elect to convert the credit facility contemplated hereby to an accounts receivable purchase facility. Upon such election by Laurus (subsequent notice of which Laurus shall provide to Company), Company shall be deemed to hereby have sold, assigned, transferred, conveyed and delivered to Laurus, and Laurus shall be deemed to have purchased and received from Company, all right, title and interest of Company in and to all Accounts which shall at any time constitute Eligible Accounts (the "Receivables Purchase"). All outstanding Loans hereunder shall be deemed obligations under such accounts receivable purchase facility. The conversion to an accounts receivable purchase facility in accordance with the terms hereof shall not be deemed an exercise by Laurus of its secured creditor rights under Article 9 of the UCC. Immediately following Laurus' request, Company shall execute all such further documentation as may be required by Laurus to more fully set forth the accounts receivable purchase facility herein contemplated, including, without limitation, Laurus' standard form of accounts receivable purchase agreement and account debtor notification letters, but Company's failure to enter into any such documentation shall not impair or affect the Receivables Purchase in any manner whatsoever.

     (c) Minimum Borrowing Amount. After a registration statement registering the Registrable Securities has been declared effective by the SEC, conversions of the Minimum Borrowing Amount into the Common Stock of the Company may be initiated as set forth in the Note. From and after the date upon which any outstanding principal of the Minimum Borrowing Amount (as evidenced by the first Minimum Borrowing Note) is converted into Common Stock (the "First Conversion Date"), (i) corresponding amounts of all outstanding Loans (not attributable to the then outstanding Minimum Borrowing Amount) existing on or made after the First Conversion Date will be aggregated until they reach the sum of $[1,000,000] and (ii) the Company will issue a new (serialized) Minimum Borrowing Note to Laurus in respect of such [$1,000,000] aggregation, and (iii) the Company shall prepare and file a subsequent registration statement with the SEC to register such subsequent Minimum Borrowing Note as set forth in the Registration Rights Agreement.

     Repayment of the Loans. Company (a) may prepay the Obligations in excess of the Minimum Borrowing Amount from time to time in accordance with the terms and provisions of the Notes (and Section 16 hereof if such prepayment is due to a termination of this Agreement); and (b) shall repay on the expiration of the Term (i) the then aggregate outstanding principal balance of the Loans made by Laurus to Company hereunder together with accrued and unpaid interest, fees and charges and (ii) all other amounts owed Laurus under this Agreement and the Ancillary Agreements. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

     Procedure for Loans. Company may by written notice request a borrowing of Loans prior to 12:00 p.m.. (New York time) on the Business Day of its request to incur, on the next business day, a Loan. Together with each request for a Loan (or at such other intervals as Laurus may request), Company shall deliver to Laurus a Borrowing Base Certificate in the form of Exhibit A, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company together with all supporting documentation relating thereto. All Loans shall be disbursed from whichever office or other place Laurus may designate from time to time and shall be charged to Company's account on Laurus' books. The proceeds of each Loan made by Laurus shall be made available to Company on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to Company's operating account maintained with such bank as Company designated to Laurus. Any and all Obligations due and owing hereunder may be charged to Company's account and shall constitute Loans.

                           Interest and Payments.

                           Interest.

     Except as modified by Section 5(a)(iii) below, Company shall pay interest at the Contract Rate on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

     Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. At Laurus' option, Laurus may charge Company account for said interest.

     Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Contract Rate shall automatically be increased by five percent (5%) per annum (such increased rate, the "Default Rate"), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

     In no event shall the aggregate interest payable hereunder exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate") and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

     Company shall pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

                                    Payments.

     Closing/Annual Payments. Upon execution of this Agreement by Company and Laurus, Company shall pay to Laurus Capital Management, LLC a closing payment in an amount equal to three and six-tenths percent (3.6%) of the Capital Availability Amount. Such payment shall be deemed fully earned on the Closing Date and shall not be subject to rebate or proration for any reason.

     Unused Line Payment. If, for any month, the average outstanding Loans (the "Average Loan Amount") do not equal the Capital Availability Amount, Company shall pay to Laurus at the end of such month a payment (calculated on a per annum basis) in an amount equal to one half percent (0.5%) of the amount by which the Capital Availability Amount exceeds the Average Loan Amount.
Notwithstanding the foregoing, any unpaid fee shall be immediately due and payable upon termination of this Agreement.

     Overadvance Payment. Without affecting Laurus' rights hereunder in the event the Loans exceed the amounts permitted by Section 2 ("Overadvances"), in the event an Overadvance occurs or is made by Laurus, all such Overadvances shall bear interest at a rate equal to two percent (2%) of the amount of such Overadvances for each month or portion thereof as such amounts shall be outstanding provided, however, that if the Company shall have an Accounts Availability less than Five Hundred Thousand Dollars ($500,000) at any time, any Loans outstanding at such time in excess of Five Hundred Thousand Dollars ($500,000) shall be deemed Overadvances.

     Financial Information Default. Without affecting Laurus' other rights and remedies, in the event Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, Company shall pay Laurus a fee in the amount of $500.00 per week (or portion thereof) for each such failure until such failure is cured to Laurus' satisfaction or waived in writing by Laurus. Such fee shall be charged to Company's account upon the occurrence of each such failure.

                               Security Interest.

     To secure the prompt payment to Laurus of the Obligations, Company hereby assigns, pledges and grants to Laurus a continuing security interest in and Lien upon all of the Collateral. All of Company's Books and Records relating to the Collateral shall, until delivered to or removed by Laurus, be kept by Company in trust for Laurus until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

     Company hereby (i) authorizes Laurus to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral
(1) as all assets of Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of
Article 9 of the UCC of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by
Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Laurus to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Laurus and agrees that it will not do so without the prior written consent of Laurus, subject to Company's rights under
Section 9-509(d)(2) of the UCC.

     Company hereby grants to Laurus an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to Company) to use, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and to the extent that any such license or sublicense is not or will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

     Representations, Warranties and Covenants Concerning the Collateral. Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Loan and made as of the time of each and every Loan hereunder) and covenants as follows:

     all of the  Collateral  (i) is owned by Company free and clear of all Liens
(including any claims of infringement) except those in Laurus' favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

     Company shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral of Company or any of Company's other assets to anyone other than Laurus and except for Permitted Liens.

     The Liens granted pursuant to this Agreement, upon completion of the filings and other actions listed on Exhibit 7(c) (which, in the case of all filings and other documents referred to in said Exhibit, have been delivered to Laurus in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Laurus as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all creditors of and any purchasers from Company and such security interest is prior to all other Liens in existence on the date hereof.

     No effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

     Company shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Laurus' first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Laurus to be held as cash collateral for the Obligations.

     Company shall defend the right, title and interest of Laurus in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Laurus "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by Company, with any agreements establishing control to be in form and substance satisfactory to Laurus, (ii) the prompt (but in no event later than five (5) Business Days following Laurus' request therefor) delivery to Laurus of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by the Company (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Laurus' interest in Collateral at Laurus' request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve Company's and Laurus' respective and several interests in the Collateral.

     Company shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Laurus of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Laurus, Company shall enter into a supplement to this Agreement granting to Laurus a Lien in such commercial tort claim.

     Company shall place notations upon its Books and Records and any financial statement of Company to disclose Laurus' Lien in the Collateral.

     If Company retains possession of any Chattel Paper or Instrument with Laurus' consent, upon Laurus' request such Chattel Paper and Instruments shall be marked with the following legend: "This writing and obligations evidenced or secured hereby are subject to the security interest of Laurus Master Fund, Ltd."

     Company shall perform in a reasonable time all other steps requested by Laurus to create and maintain in Laurus' favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

     Company shall notify Laurus promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that to Company's knowledge would cause Laurus to consider any then existing Account, to the extent such Account(s) constitute three percent (3%) or more of the Eligible Accounts, as no longer constituting an Eligible Account; (ii) of any material delay in Company's performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by Company to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

     All Eligible Accounts (i) which are billed on a construction completion basis but not payable until the project is completed, represent complete bona fide transactions which require no further act under any circumstances on Company's part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and
(iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of Company. Company has not made, and will not make any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by Company in the ordinary course of its business consistent with historical practice and as previously disclosed to Laurus in writing.

     Company shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. Company shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

     Company shall maintain and keep all of its Books and Records concerning the Collateral at Company's executive offices listed in Exhibit 12(d).

     Company shall maintain and keep the tangible Collateral at the addresses listed in Exhibit 12(d), provided, that Company may change such locations or open a new location, provided that Company provides Laurus at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $50,000 will be located, Company executes and delivers to Laurus such agreements as Laurus may request, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Laurus.

     Exhibit 7(p) lists all banks and other financial institutions at which Company maintains deposits and/or other accounts, and such Exhibit correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. The Company shall not establish any depository or other bank account of any with any financial institution (other than the accounts set forth on Exhibit 7(p)) without Laurus' prior written consent.

                           Payment of Accounts.

     Company, shall upon the Closing Date irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockbox maintained by Company (the "Lockbox") with NorthFork Bank (the "Lockbox Bank") pursuant to the terms of the Clearing Account Agreement dated March __, 2004 or such other financial institution accepted by Laurus in writing as may be selected by Company. On or prior to the Closing Date, Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Laurus pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Laurus in writing and (b) comply only with the instructions or other directions of Laurus concerning the Lockbox. Notwithstanding the foregoing, the Company shall have up to ninety (90) days to comply with the requirement that all of its Account Debtors make all payments constituting Collateral into the Lockbox. Until such time all of the Company's Account Debtors comply, should the Company receive any payments constituting Collateral, the Company shall (i) hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property (ii) deliver such payments to the Lockbox within five (5) business days of the receipt of same. All of Company's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Laurus may direct in writing. If, notwithstanding the instructions to Account Debtors, Company receives any payments, Company shall immediately remit such payments to Laurus in their original form with all necessary endorsements. Until so remitted, Company shall hold all such payments in trust for and as the property of Laurus and shall not commingle such payments with any of its other funds or property.

     At Laurus' election, following the occurrence of an Event of Default which is continuing, Laurus may notify Company's Account Debtors of Laurus' security interest in the Accounts, collect them directly and charge the collection costs and expenses thereof to Company's account.

                    Collection and Maintenance of Collateral.

     Laurus may verify Company's Accounts from time to time, but not more often than once every three (3) months unless an Event of Default has occurred and is continuing, utilizing an audit control company or any other agent of Laurus.

     Proceeds of Accounts received by Laurus will be deemed received on the Business Day after Laurus' receipt of such proceeds in good funds in dollars of the United States of America in Laurus' account. Any amount received by Laurus after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

     As Laurus receives the proceeds of Accounts, it shall remit all such proceeds (net of interest, fees and other amounts then due and owing to Laurus hereunder) to Company upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Laurus, at its option, may (a) apply such proceeds to the Obligations in such order as Laurus shall elect, (b) hold such proceeds as cash collateral for the Obligations and Company hereby grants to Laurus a security interest in such cash collateral amounts as security for the Obligations and/or (c) do any combination of the foregoing.

     Inspections and Appraisals. At all times during normal business hours, Laurus, and/or any agent of Laurus shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of Company's properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from Company's Books and Records, including management letters prepared by independent accountants, and (c) discuss with Company's principal officers, and independent accountants, Company's business, assets, liabilities, financial condition, results of operations and business prospects. Company will deliver to Laurus any instrument necessary for Laurus to obtain records from any service bureau maintaining records for Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Laurus, Laurus may request that the Accountants review the same.

     Financial Reporting. Company will deliver, or cause to be delivered, to Laurus each of the following, which shall be in form and detail acceptable to
Laurus:

     As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Company, Company's audited financial statements with a report of independent certified public accountants of recognized standing selected by Company and acceptable to Laurus (the "Accountants"), which annual financial statements shall include Company's balance sheet as at the end of such fiscal year and the related statements of Company's income, retained earnings and cash flows for the fiscal year then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by such accountants; and (ii) a certificate of Company's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

     As soon as available and in any event within forty five (45) days after the end of each quarter, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Company as at the end of and for such quarter and for the year to date period then ended, prepared, if Laurus so requests, on a consolidating and consolidated basis to include all Subsidiaries and Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of Company's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

     Within thirty (30) days after the end of each month (or more frequently if Laurus so requests), agings of Company's Accounts, unaudited trial balances and their accounts payable and a calculation of Company's Accounts, Eligible Accounts and thirty (30) days after the end of each fiscal quarter for Inventory ledger as at the end of such month or shorter time period, provided, however, that if Laurus shall request the foregoing information more often than as set forth in the immediately preceding clause, the Company shall have thirty days from each such request to comply with Laurus' demand; and

     Promptly after (i) the filing thereof, copies of Company's most recent registration statements and annual, quarterly, monthly or other regular reports which Company files with the Securities and Exchange Commission (the "SEC"), and
(ii) the issuance thereof, copies of such financial statements, reports and proxy statements as Company shall send to its stockholders.

     Additional Representations and Warranties. Company represents and warrants (each of which such representations and warranties shall be deemed repeated upon the making of a request for a Loan and made as of the time of each Loan made hereunder), as follows:

     Company is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and duly qualified and in good standing in every other state or jurisdiction in which the nature of Company's business requires such qualification.

     The execution, delivery and performance of this Agreement and the Ancillary Agreements (i) have been duly authorized, (ii) are not in contravention of Company's certificate of incorporation, by-laws or of any indenture, agreement or undertaking to which Company is a party or by which Company is bound and
(iii) are within Company's corporate powers.

     This Agreement and the Ancillary Agreements executed and delivered by Company are Company's legal, valid and binding obligations, enforceable in accordance with their terms.

     Exhibit 12(d) sets forth Company's name as it appears in official filing in the state of its incorporation, the type of entity of Company, the organizational identification number issued by Company's state of incorporation or a statement that no such number has been issued, Company's state of incorporation, and the location of Company's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Exhibit 12(d), such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Exhibit 12(d), Company has not been known as or conducted business in any other name (including trade names). Company has only one state of incorporation.

     Based upon the Employee Retirement Income Security Act of 1974 ("ERISA"), and the regulations and published interpretations thereunder: (i) Company has not engaged in any Prohibited Transactions as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, as amended; (ii) Company has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) Company has no knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s);
(iv) Company has no fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Company's employees; and (v) except as disclosed in Exhibit 12(e) attached hereto, Company has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     There is no pending or threatened litigation, court order, judgment, writ, suit, action or proceeding which could reasonably be expected to have a Material Adverse Effect.

     All balance sheets and income statements which have been delivered to Laurus fairly, accurately and properly state Company's financial condition on a basis consistent with that of previous financial statements and except as reflected in such financial statements there has been no material adverse change in Company's financial condition as reflected in such statements since the balance sheet date of the statements last delivered to Laurus and such statements do not fail to disclose any fact or facts which might have a Material Adverse Effect on Company's financial condition.

     Company possesses or has licenses to use all of the Intellectual Property necessary to conduct its business. There has been no assertion or claim of violation or infringement with respect to any Intellectual Property. Exhibit 12(i) describes all Intellectual Property of Company.

     Neither this Agreement, the exhibits and schedules hereto, the Ancillary Agreements nor any other document delivered by Company to Laurus or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. The issuance of the Notes and the Warrants and the shares of common stock issued upon conversion of the Notes and exercise of the Warrants will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

     The common stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and, except with respect to certain matters set forth on Exhibit 12(j) attached hereto, the Company has timely filed all proxy statements, reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act. The Company and its predecessor have filed (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 (collectively, the "SEC
Reports").  Each SEC  Report  was,  at the time of its  filing,  in  substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and the cash flows of the Company and its subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

     The common stock of the Company is listed for trading on the NASD Over the Counter Bulletin Board ("OTCBB") and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its common stock will be delisted from the OTCBB or that the common stock does not meet all requirements for the continuation of such listing.

     Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement and the Ancillary Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings (other than such concurrent offering to Laurus).

     The Securities are all restricted securities under the Securities Act as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as such Securities are registered for public sale or an exemption from registration is available, except as required by federal or state securities laws.

     The Company understands the nature of the Securities issuable under the Ancillary Agreements and recognizes that the issuance of such Securities may have a potential dilutive effect. The Company specifically acknowledges that its obligation to issue the Securities is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     Except for agreements made in the ordinary course of business, there is no agreement that has not been filed with the Commission as an exhibit to a registration statement or to a form required to be filed by the Company under the Exchange Act, the breach of which could reasonably be expected to have a Material Adverse Effect or would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement the Registration Rights Agreement executed by Company in favor of Laurus in any material respect.

                           Covenants. Company covenants as follows:

     Company will not, without the 60 day prior written notice of Laurus, change
(i) its name as it appears in the official filings in the state of its incorporation or formation, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of incorporation, (iv) its state of incorporation or (v) amend its certificate of incorporation, by-laws or other organizational document.

     The operation of Company's business is and will continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health safety and environmental matters.

     Company will pay or discharge when due all taxes, assessments and governmental charges or levies imposed upon Company or any of the Collateral unless such amounts are being diligently contested in good faith by appropriate proceedings provided that (i) adequate reserves with respect thereto are maintained on the books of Company in conformity with GAAP and (ii) the related Lien shall have no effect on the priority of the Liens in favor of Laurus or the value of the assets in which Laurus has a Lien.

     Company will promptly inform Laurus in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonable be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any amendment of Company's certificate of incorporation, by-laws or other organizational document; (iii) any change which has had or could reasonably be expected to have a Material Adverse Effect; (iv) any Event of Default or Default; (v) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which Company is a party or by which Company or any of Company's properties may be bound the breach of which would have a Material Adverse Effect and (vi) any change in Company's name or any other name used in its business.

     The Company will not (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than Company's indebtedness to Laurus and as set forth on Exhibit 13(e)(i) attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by a Company for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock other than to pay dividends on shares of its outstanding Preferred Stock or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Stock of the Company except as required under the terms of the Company's outstanding Preferred Stock issued and outstanding on the date hereof; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to Company's officers and employees not exceeding at any one time an aggregate of $10,000, and (z) existing Subsidiaries of the Company; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit 13(e)(ii) unless such new Subsidiary is designated by Laurus as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Laurus to grant to Laurus a first priority perfected security interest in such Subsidiary's assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Laurus and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Laurus and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it, unless (1) Company is the surviving entity of such merger or consolidation, (2) no Event of Default shall exist immediately prior to and after giving effect to such merger or consolidation, (3) Company shall have provided Laurus copies of all documentation relating to such merger or consolidation and (4) Company shall have provided Laurus with at least thirty
(30) days' prior written notice of such merger or consolidation; (ix) materially change the nature of the business in which it is presently engaged; (x) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Laurus except as required by GAAP or in the tax reporting treatment or except as required by law; (xi) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; or (xii) bill Accounts under any name except the present name of Company or its existing Subsidiaries.

     None of the proceeds of the Loans hereunder will be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     Company will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At Company's own cost and expense in amounts and with carriers acceptable to Laurus, Company shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Company's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Company's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Company either directly or through Governmental Authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Company is engaged in business; and (v) furnish Laurus with (x) certificates as to all such insurance coverages and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies naming Laurus as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Laurus, naming Laurus as loss payee, and (z) evidence that as to Laurus the insurance coverage shall not be impaired or invalidated by any act or neglect of Company and the insurer will provide Laurus with at least thirty (30) days notice prior to cancellation or expiration thereof. Company shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Laurus and not to Company and Laurus jointly. If any insurance losses are paid by check, draft or other instrument payable to Company and Laurus jointly, Laurus may endorse Company's name thereon and do such other things as Laurus may deem advisable to reduce the same to cash. Laurus is hereby authorized to adjust and compromise claims. All loss recoveries received by Laurus upon any such insurance may be applied to the Obligations, in such order as Laurus in its sole discretion shall determine or shall otherwise be delivered to the Company. Any surplus shall be paid by Laurus to Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Company to Laurus, on demand.

     Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of the Notes and exercise of the Warrants.

     Further Assurances. At any time and from time to time, upon the written request of Laurus and at the sole expense of Company, Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Laurus may request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Laurus' rights in the Collateral and under this Agreement or any Ancillary Agreement, or (c) to enable Laurus to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

     Power of Attorney. Company hereby appoints Laurus, or any other Person whom Laurus may designate as Company's attorney, with power to: (i) endorse Company's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Laurus' possession; (ii) sign Company's name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; (iii) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (iv) do all things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (v) on or after the occurrence and continuation of an Event of Default, notify the post office authorities to change the address for delivery of Company's mail to an address designated by Laurus, and to receive, open and dispose of all mail addressed to Company. Company hereby ratifies and approves all acts of the attorney. Neither Laurus, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as Laurus has a security interest and until the Obligations have been fully satisfied.

     Term of Agreement. Laurus' agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Initial Term. At Laurus' election following the occurrence of an Event of Default, Laurus may terminate this Agreement. The termination of the Agreement shall not affect any of Laurus' rights hereunder or any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. Notwithstanding the foregoing, Laurus shall release its security interests at any time after thirty (30) days notice upon payment to it of all Obligations if Companies shall have (i) provided Laurus with an executed release of any and all claims which Companies may have or thereafter have under this Agreement and all Ancillary Agreements and (ii) paid to Laurus an early payment fee in an amount equal to (1) five percent (5%) of the Capital Availability Amount if such payment occurs prior to the first anniversary of the Initial Term or any applicable renewal term, and (2) four (4%) of the Capital Availability Amount if such payment occurs on or after the first anniversary and prior to the second anniversary of the Initial Term or any applicable renewal term and three percent (3%) if such termination occurs thereafter during the Initial Term; such fee being intended to compensate Laurus for its costs and expenses incurred in initially approving this Agreement or extending same. Such early payment fee shall be due and payable by Company to Laurus upon termination by acceleration of this Agreement by Laurus due to the occurrence and continuance of an Event of Default.

     Termination of Lien. The Liens and rights granted to Laurus hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Company's account may from time to time be temporarily in a zero or credit position, until (a) all of the Obligations of Company have been paid or performed in full after the termination of this Agreement. Laurus shall not be required to send termination statements to Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations paid in full in immediately available funds.

     Events of Default. The occurrence of any of the following shall constitute an Event of Default:

          failure to make payment of any of the Obligations when required hereunder;

          failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on Company's books;

          failure to perform under and/or committing any breach of this Agreement or any Ancillary Agreement or any other agreement between Company and Laurus which shall continue for a period of fifteen (15) days after the occurrence thereof;

          the occurrence of a default under any agreement to which Company is a party with third parties which has a Material Adverse Effect;

          any representation, warranty or statement made by Company hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuantto the terms hereof, or in connection with the transactions contemplated by this Agreement should at any time be false or misleading in any material respect;

          an attachment or levy is made upon Company's assets having an aggregate value in excess of $50,000 or a judgment is rendered against Company or Company's property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof;

          any change in Company's condition or affairs (financial or otherwise) which in Laurus' reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

          any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

          if Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors,
     (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

          Company shall admit in writing its inability, or be generally unable to pay its debts as they become due or cease operations of its present business;

          any Affiliate or Subsidiary of the Company shall (i) apply for, consent to or suffer to exist the appointment of, or the taking possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws or (viii) take any action for the purpose of effecting any of the foregoing;

          Company directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of Company or any interest therein, except as permitted herein;

          the occurrence of a change in the controlling ownership of the Company;

          a default by Company in the payment, when due, of any principal of or interest on any other indebtedness for money borrowed in an amount greater than $25,000, which is not cured within any applicable cure or grace period;

          the indictment or threatened indictment of Company or any executive officer of Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against Company or any executive officer of Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of Company;

          if an Event of Default  shall  occur under and as defined in any Note;
     or

          any Guarantor shall breach any term or provision of any Ancillary Agreement which is not cured within any applicable cure or grace period;

          if any Guarantor attempts to terminate, challenges the validity of, or its liability under any Guaranty or any Guarantor Security Agreement; or

          should any Guarantor default in its obligations under any Guaranty or any Guarantor Security Agreement or if any proceeding shall be brought to challenge the validity, binding effect of any Guaranty or any Guarantor Security Agreement or should any Guarantor breach any representation, warranty or covenant contained in any Guaranty Agreement or any Guarantor Security Agreement or should any Guaranty or Guarantor Security Agreement cease to be a valid, binding and enforceable obligation.

          Remedies. Following the occurrence of an Event of Default, Laurus shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully satisfied, Laurus shall retain its Lien in all Collateral. Laurus shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Laurus may be entitled, including the right to take immediate possession of the Collateral, to require Company to assemble the Collateral, at Company's expense, and to make it available to Laurus at a place designated by Laurus which is reasonably convenient to both parties and to enter any of the premises of Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of Company, Company agrees not to charge Laurus for storage thereof), and the right to apply for the appointment of a receiver for Company's property. Further, Laurus may, at any time or times after the occurrence of an Event of Default, sell and deliver all Collateral held by or for Laurus at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Laurus, in Laurus' sole discretion, deems advisable or Laurus may otherwise recover upon the Collateral in any commercially reasonable manner as Laurus, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company at Company's address as shown in Laurus' records, at least ten
     (10) days before the time of the event of which notice is being given. Laurus may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Laurus is granted permission to use all of Company's trademarks, tradenames, tradestyles, patents, patent applications, licenses, franchises and other proprietary rights. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order Laurus elects) of all Obligations. After the indefeasible payment and satisfaction in full in cash of all of the Obligations, and after the payment by Laurus of any other amount required by any provision of law, including Section 608(a)(1) of the Code (but only after Laurus has received what Laurus considers reasonable proof of a subordinate party's security interest), the surplus, if any, shall be paid to Company or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Company shall remain liable to Laurus for any deficiency. In addition, Company shall pay Laurus a liquidation fee ("Liquidation Fee") in the amount of five percent (5%) of the actual amount collected in respect of each Account outstanding at any time during a "liquidation period". For purposes hereof, "liquidation period" means a period: (i) beginning on the earliest date of
     (x) an event referred to in Section 18(i) or 18(j), or (y) the cessation of Company's business; and (ii) ending on the date on which Laurus has actually received all Obligations due and owing it under this Agreement and the Ancillary Agreements. The Liquidation Fee shall be paid on the date on which Laurus collects the applicable Account by deduction from the proceeds thereof.. Company and Laurus acknowledge that the actual damages that would be incurred by Laurus after the occurrence of an Event of Default would be difficult to quantify and that Company and Laurus have agreed that the fees and obligations set forth in this Section and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

          Waivers. To the full extent permitted by applicable law, Company waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Laurus on which Company may in any way be liable, and hereby ratifies and confirms whatever Laurus may do in this regard; (b) all rights to notice and a hearing prior to Laurus' taking possession or control of, or to Laurus' replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Laurus to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

          Expenses. Company shall pay all of Laurus' reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. Company shall also pay all of Laurus' reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Laurus' obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Laurus' security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or re-appraisals of any property (real or personal) pledged to Laurus by Company as Collateral for, or any other Person as security for, Company's Obligations hereunder and (e) any consultations in connection with any of the foregoing. Company shall also pay Laurus' customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Laurus for Company at Company's request or in connection with Company's loan account with Laurus. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by Company to Laurus shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between Company and Laurus which Laurus is or may be required to withhold or pay, Company agrees to indemnify and hold Laurus harmless in respect of such taxes, and Company will repay to Laurus the amount of any such taxes which shall be charged to Company's account; and until Company shall furnish Laurus with indemnity therefor (or supply Laurus with evidence satisfactory to it that due provision for the payment thereof has been made), Laurus may hold without interest any balance standing to Company's credit and Laurus shall retain its Liens in any and all Collateral.

          Assignment By Laurus. Laurus may assign any or all of the Obligations together with any or all of the security therefor to any Person which is not a competitor of the Company and any such transferee shall succeed to all of Laurus' rights with respect thereto. Upon such transfer, Laurus shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Laurus may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Laurus and such holder, be entitled to the same benefits as Laurus with respect to any security for the Obligations in which such holder is a participant. Company agrees that each such holder may exercise any and all rights of banker's lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though Company were directly indebted to such holder in the amount of such participation.

          No Waiver; Cumulative Remedies. Failure by Laurus to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between Company and Laurus or delay by Laurus in exercising the same, will not operate as a waiver; no waiver by Laurus will be effective unless it is in writing and then only to the extent specifically stated. Laurus' rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Laurus may have.

          Application of Payments. Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Laurus from or on Company's behalf and Company hereby irrevocably agrees that Laurus shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Laurus may deem advisable notwithstanding any entry by Laurus upon any of Laurus' books and records.

          Indemnity. Company agrees to indemnify and hold Laurus, and its respectiveaffiliates, employees, attorneys and agents (each, an
     "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

          Revival. Company further agrees that to the extent Company makes a payment or payments to Laurus, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

          Notices. Any notice or request hereunder may be given to Company or Laurus at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or telecopy (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) business days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a telecopy, when confirmed.

Notices shall be provided as follows:

                 If to Laurus:               Laurus Master Fund, Ltd.
                                             c/o Laurus Capital Management, LLC
                                             825 Third Avenue 14th Fl.
                                             New York, New York 10022
                                             Attention:  John E. Tucker, Esq.
                                             Telephone:  (212) 541-4434
                                             Telecopier:  (212) 541-5800


                 If to Company:              Veridium Corporation
                                             Address: One Jasper Street
                                             Patterson, New Jersey 07522
                                             Attention:  Kevin Kreisler,
                                             President & CEO
                                             Telephone:  (973) 942-7700
                                             Telecopier:  (973) 418-7145
                 With a copy to:
                                             Telephone:
                                             Telecopier:

or such other address as may be designated in writing hereafter in accordance with this Section 27 by such Person.

          Governing Law, Jurisdiction and Waiver of Jury Trial. (a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK
     APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE. (b) COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN COMPANY AND LAURUS PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT LAURUS AND COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LAURUS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LAURUS. COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AT THE ADDRESS SET FORTH IN SECTION 27 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF COMPANY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LAURUS AND COMPANY ARISING OUT OF, CONNECTED WITH,
     RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED THERETO.

          Limitation of Liability. Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Laurus may be required to exercise any and all of Laurus' rights and remedies hereunder and agrees that, except as limited by applicable law, neither Laurus nor any of Laurus' agents shall be liable for acts taken or omissions made in connection herewith or therewith except for actual bad faith.

          Entire Understanding. This Agreement and the Ancillary Agreements contain the entire understanding between Company and Laurus as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by Company's and Laurus' respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.

          Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

          Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

          Counterparts; Telecopier Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via telecopier transmission shall be deemed to be any original signature hereto.

          Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

          Publicity. Company hereby authorizes Laurus to make appropriate announcements of the financial arrangement entered into by and between Company and Laurus, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Laurus shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

                           Legends. The Securities shall bear legends as
follows;

                  (a) The Note shall bear substantially the following legend:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VERIDIUM CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any shares of Common Stock issued pursuant to conversion of the Note or exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VERIDIUM CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (c) The Warrants shall bear substantially the following legend:


                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VERIDIUM CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."


                   Balance of page intentionally left blank; signature page follows.

                  IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.



                                 VERIDIUM CORPORATION


                                 By:___________________________________
                                 Name:_________________________________
                                 Title:__________________________________



                                 LAURUS MASTER FUND, LTD.


                                 By:___________________________________
                                 Name:_________________________________
                                 Title:__________________________________

                              Annex A - Definitions

                  "Account Debtor" means any Person who is or may be obligated with respect to, or on account of, an Account.

                  "Accountants" has the meaning given to such term in Section 11(a).

                  "Accounts" means all "accounts", as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

                  "Accounts Availability" means the amount of Loans against Eligible Accounts Laurus may from time to time make available to Company up to ninety percent (90%) of the net face amount of Eligible Accounts based on Accounts of Company.

                  "Affiliate" of any Person means (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Ancillary Agreements" means, the Notes, Warrants, Registration Rights Agreements, each Guaranty, each Guaranty Security Agreement and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of Company or any other Person or delivered to Laurus, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between the Company and Laurus.

                  "Books and Records" means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

                  "Business Day" means a day on which Laurus is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

                  "Capital Availability Amount" means Two Million Five Hundred Thousand Dollars ($2,500,000).

                  "Chattel Paper" means all "chattel paper," as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

                  "Closing Date" means the date on which Company shall first receive proceeds of the initial Loans.

                  "Collateral" means all of Company's property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

                           all Inventory;

                           all Equipment, subject only to the liens granted to Gary Schaedel pursuant to _____________;

                           all Fixtures;

                           all General Intangibles;

                           all Accounts;

                           all Deposit Accounts, other bank accounts and all funds on deposit therein;

                           all Investment Property;

                           all Stock;

                           all Chattel Paper;

                           all Letter-of-Credit Rights;

                           all Instruments;

                           all commercial tort claims set forth on Exhibit 1(A);
                                                                   ------------

                           all Books and Records;

                           all  Supporting  Obligations  including  letters  of
credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

     (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cashor property at any time on deposit with or held by Laurus for the account of Company (whether for safekeeping, custody, pledge, transmission or otherwise); and all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including insurance claims against third parties for loss of, damage to, or destruction of, and

     (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.


          "Contract Rate" means an interest rate per annum equal to the Prime Rate plus five percent (5%) per annum, but, subject to the immediately following sentence, the Contract Rate shall not be less than nine percent (9.0 %). The Contract Rate shall be subject to adjustment if (i) the Company shall have registered the shares of the Company's common stock underlying the conversion of all the Minumum Borrowing Notes issued by the Company to Laurus and that certain warrant issued to Laurus on a registration statement declared effective by the SEC, and (ii) the volume weighted average price of the Common Stock as reported by Bloomberg, L.P. on the principal market for any of the ten (10) trading days immediately preceding an interest payment date exceeds the then applicable Fixed Conversion Price in such percentages as outlined in the table below, the Contract Rate for the succeeding calendar month shall automatically be adjusted:

        ------------------------------------------- ---------------------------
                                                            Contract Rate
        --------------------------------------------------- -------------------
        125% of the Fixed Conversion Price                 Prime plus 4.75%
        --------------------------------------- -------------------------------
        150% of the Fixed Conversion Price                 Prime plus 4.50%
        --------------------------------------- -------------------------------
         175% of the Fixed Conversion Price                 Prime plus 4.25%
        --------------------------------------- -------------------------------

                  In no event shall the Contract Rate ever be less than 0.00%.

                  "Default" means any act or event that, with the giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Rate" has the meaning given to such term in Section 5(a)(iii).

                  "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockbox Account.

                  "Documents" means all "documents", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

                   "Eligible Accounts" means and includes each Account which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by Company to Laurus with respect thereto; (e) Laurus is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor's financial condition; (g) is documented by an invoice in a form approved by Laurus and shall not be unpaid more than ninety (90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Laurus or represents a check in payment of a Account; (j) the Account Debtor is located in the United States; provided, however, Laurus may, from time to time, in the exercise of its sole discretion and based upon satisfaction of certain conditions to be determined at such time by Laurus, deem certain Accounts as Eligible Accounts notwithstanding that such Account is due from an Account Debtor located outside of the United States; (k) Laurus has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of Company; (m) is payable to Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances;
(p) if the Account arises out of contracts between Company and the United States, any state, or any department, agency or instrumentality of any of them, Company has so notified Laurus, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act;
(q) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by Company or work, labor and/or services rendered by Company; (r) does not arise out of progress billings prior to completion of the order; (s) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (t) Company's right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (u) Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (v) does not represent interest payments, late or finance charges owing to Company and (w) is otherwise satisfactory to Laurus as determined by Laurus in the exercise of its sole discretion. In the event Company requests that Laurus include within Eligible Accounts certain Accounts of one or more of Company's acquisition targets, Laurus shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Laurus and shall at all times be subject to the execution and delivery to Laurus of all such documentation (including, without limitation, guaranty and security documentation) as Laurus may require in its sole discretion.

                  "Equipment" means all "equipment" as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person's operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

                  "ERISA" shall have the meaning given to such term in Section 12(g).

                  "Event of Default" means the occurrence of any of the events set forth in Section

18.

                  "Fixed Conversion Price" has the meaning given such term in the Minimum Borrowing

Note.

                  "Fixtures" means all "fixtures" as such term is defined in the UCC, now owned or hereafter acquired by any Person.

                  "Formula Amount" has the meaning set forth in Section 2(a)(i).

                  "GAAP" means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

                  "General Intangibles" means all "general intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

                  "Goods" means all "goods", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

                  "Goodwill" means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

                   "Guarantor" means and any Person who may guarantee payment of performance of the whole or any part of the Obligations.

                  "Guarantor Security Agreements" means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed by any Guarantor in favor of Laurus.

                  "Guaranty" means all agreements to perform all or any portion of the Obligations on behalf of Company.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indemnified Person" shall have the meaning given to such term in Section 25.

                  "Initial Term" means the Closing Date through the close of business on the day immediately preceding the second anniversary of the Closing Date, subject to acceleration at the option of Laurus upon the occurrence of an Event of Default hereunder or other termination hereunder.

                  "Instruments" means all "instruments", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                  "Intellectual Property" means any and all Licenses, patents, patent registrations, copyrights, copyright registrations, trademarks, trademark registrations, trade secrets and customer lists.

                  "Inventory" means all "inventory", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

                  "Investment Property" means all "investment property", as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

                  "Letter-of-Credit Rights" means "letter-of-credit rights" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

                  "License" means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

                  "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

                  "Loans" shall have the meaning set forth in Section 2(a)(i) and shall include all other extensions of credit hereunder and under any Ancillary Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the condition, operations, assets, business or prospects of Company, (b) Company's ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Laurus' rights and remedies under this Agreement and the Ancillary Agreements.

                  "Maximum Legal Rate" shall have the meaning given to such term in Section 5(a)(iv).

                   "Minimum Borrowing Amount" means $1,000,000, which such aggregate amount shall be evidenced by Minimum Borrowing Notes.

                  "Minimum Borrowing Notes" shall mean each Secured Convertible Note, which shall be issued in a series, made by the Company in favor of Laurus to evidence the Minimum Borrowing Amount.

                  "Notes" means each of the Minimum Borrowing Notes and the Revolving Note made by Company in favor of Laurus in connection with the transactions contemplated hereby, as the same may be amended, modified and supplemented from time to time, as applicable.

                  "Obligations" means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by Company to Laurus (or any corporation that directly or indirectly controls or is controlled by or is under common control with Laurus) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from Company to others which Laurus may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges or any other payments Company is required to make by law or otherwise arising under or as a result of this Agreement and the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys' fees chargeable to Company's account or incurred by Laurus in connection with Company's account whether provided for herein or in any Ancillary Agreement.

                  "Payment Intangibles" means all "payment intangibles" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor's principal obligation is a monetary obligation.

                  "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP; (c) Liens in favor of Laurus;
(d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the applicable Company in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of Laurus or the value of the assets in which Laurus has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Exhibit 2 hereto.

                   "Person" means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person's successors and assigns.

                  "Prime Rate" means the "prime rate" published in The Wall Street Journal from time to time. The Prime Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in such rate.

                  "Proceeds" means "proceeds", as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (f) any and all other amounts , rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

                  "Purchase Money Indebtedness" means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

                  "Purchase Money Lien" means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

                  "Registration Rights Agreements" means those registration rights agreements from time to time entered into between Company and Laurus, as amended, modified and supplemented from time to time.

                  "Revolving Note" means that secured revolving note made by the Company in favor of Laurus in the aggregate principal amount of up to One Million Five Hundred Thousand Dollars ($1,500,000).

                  "Securities" means the Notes and the Warrants being issued by the Company to Laurus pursuant to this Agreement and the Ancillary Agreements and the shares of the common stock of the Company which may be issued pursuant to conversion of such Notes in whole or in part or exercise of such Warrants.

                  "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

                  "Stock" means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

                   "Subsidiary" of any Person means a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

                  "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC.

                  "Term" means, as applicable, the Initial Term and any Renewal Term.

                  "UCC" means the Uniform Commercial Code as the same may, from time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Laurus' Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

                  "Warrants" has the meaning set forth in the Registration Rights Agreements.

                                               EXHIBITS

Exhibit 1(A) - Commercial Tort Claims
Exhibit 2 - Permitted Liens
Exhibit 7(c) - Actions for Perfection
Exhibit 7(p) - Bank Accounts
Exhibit 12(d) - Corporate Information and Locations of Collateral Exhibit 12(e)
- ERISA Exhibit 12(i) - Licenses, Patents, Trademarks and Copyrights Exhibit 12(j) - Certain SEC matters Exhibit 13(e)(i) - Permitted Indebtedness Exhibit 13(e)(ii) - Existing Subsidiaries Exhibit A - Form of Borrowing Base Certificate

                                             Exhibit 1(A)

                                        Commercial Tort Claims




The Company's predecessor was party to the matter entitled Somerset Hills Consultants, Inc., et al, v. KBF. The action was filed in the Supreme Court of the State of New York, February 13, 2002. The Verified Complaint seeks specific performance of certain agreements between the plaintiffs and KPMI, plus attorney's fees and costs. The plaintiffs were awarded partial judgment as to some issues. The Company has issued 300,128 shares of its common stock into an escrow account pending final judgment in this matter. The matter is ongoing and counsel is therefore unable to evaluate the probability of an unfavorable outcome or range of potential loss at this time.

The Company's predecessor was party to the matter entitled Kerns Manufacturing Corp. v. KBF Pollution Management, Inc. The action was filed in the Supreme Court of the State of New York, August 14, 2003. The Verified Complaint seeks performance of certain agreements between the plaintiffs and KPMI and VEC, plus attorney's fees and costs. The matter is ongoing and counsel is therefore unable to evaluate the probability of an unfavorable outcome or range of potential loss at this time. This matter relates to VEC's recent acquisition of Vulcan Waste Systems, Inc. ("Vulcan") from Kerns Manufacturing Corp. ("Kerns") and the breach by Kerns of the terms and conditions of the relevant acquisition agreement. Included on the balance sheet at December 31, 2003 are $1,890,000 of a fixed asset and 1,350,000 shares of restricted common stock related to the Vulcan acquisition, which acquisition is subject to reversal. The Company is currently pursuing the reversal of this acquisition and seeking the return of the common stock issued.

The Company, through its assumption of the liabilities of its predecessor, is party to various non-material administrative enforcement proceedings for which the Company has accrued $237,500 in potential expenses. The Company is involved in various minor collection matters in which the Company and vendors are seeking payment for services rendered and goods provided.

Exhibit 2


                                            Permitted Liens



The Company's assets are subject to the following security interests:

Liens granted to Gary Schaedel and his affiliates on certain of the Company's assets as noted to the terms and conditions of that certain Subordination Agreement by and between Laurus and GCS Investments, L.L.C., executed contemporaneously herewith. Additionally, certain of these assets are subject to the further limited security interest of R.M. Jones & Co., Inc. The Company has guaranteed the guarantee obligations of Kevin Kreisler and his affiliates in regard to financing with Gary Schaedel and his affiliates as well as certain other obligations of the Company secured by common stock of the Company.

Lowell Properties, Inc., currently holds a first mortgage position in the amount of $300,000 on the Company's Lowell, Massachusetts property.

The Company is party to several operating and capital leases that are secured by the relevant assets.

                                             Exhibit 7(c)

                                        Actions for Perfection

                                              Exhibit 7(p)

                                             Bank Accounts



                                           [To be provided]

                                            Exhibit 12 (d)




Veridium Corporation
1 Jasper Street
Paterson, New Jersey 07522

                                             Exhibit 12(i)

                             Licenses, Patents, Trademarks and Copyrights



The Company holds six patents. The marks, Veridium, Veridium Environmental, the "Veridium Logo" and the tagline "A Clear Vision for a Better Environment" are the registered trademarks of Veridium Corporation.

                                           Exhibit 13(e)(i)

                                        Permitted Indebtedness



All existing financing arrangements of the Company as disclosed in the Company's Form 10KSB for the period ended December 31, 2003, and its Form 10QSB for the period ended March 31, 2004.

                                           Exhibit 13(e)(ii)
                                         Existing Subsidiaries


Veridium Environmental Corporation
> Jones Environmental Services, L.L.C.
>> Jones Environmental Services (North East), Inc.
> EnviroSafe, Corp.
> American Metal Recovery, Corp.
>> New World Recycling, Inc.
>> Metal Recovery Transportation, Corp.

  Exhibit A

                                      Borrowing Base Certificate

  -----------------------------------------------------------------------------
  DATE:                                                     CERTIFICATE NUMBER:
                                                                ---------------
  --------------------------------------------------------------
  BORROWER NAME: Veridium Corporation
  -----------------------------------------------------------------------------

    1.    Period end Accounts as of: $------------

          Ineligible Accounts as of:
          Accounts over 90 days from invoice date   $
                                                       ---------------
          Intercompany and Affiliate Accounts       $
                                                       ---------------
          Contra Accounts                           $
                                                       ---------------
          COD Accounts                              $
                                                       ---------------
          Foreign Accounts                          $
                                                       ---------------
          Discounts, Credits and Allowances         $
                                                       ---------------
          25% cross aging exclusion                 $
                                                       ---------------
          Bill and Hold invoices                    $
                                                       ---------------
          Progress Accounts                         $
                                                       ---------------
          Finance/Service/Late Charges              $
                                                      ----------------
          Other _____________________               $
                                                      ----------------

    2. Total ineligibles $
                                                          ------------

    3.    Eligible Accounts (Line 1 minus Line 2)   $
                                                          ------------

    4. Eligible Accounts advance rate (90% )

    5.    Accounts Availability (Line 3 multiplied
           by Line 4)                               $
                                                         -------------

    6.    Borrowing Availability (lesser of sum
          of lines 5 + 6 or the Capital Availability Amount)

    7. Revolving Credit Advances balance            $------------
        Outstanding secured debt owed to
         Gary Schaedel                              $-------------
    9.    Reserves (explain)                        $-------------

    10.   Net Borrowing Availability (Line
          6 minus the sum  of Lines 7, 8 and 9)     $------------

The undersigned hereby certifies that all of the foregoing information regarding the Eligible Accounts is true and correct on the date hereof and all such Accounts listed as Eligible Accounts are Eligible Accounts within the meaning given such term in the Security Agreement dated _____, 2003 between Borrower and Laurus Master Fund, Ltd.

VERIDIUM CORPORATION

By:          __________________________________
       Name: _______________________________
       Title:________________________________

                            LAURUS MASTER FUND, LTD.

                                       and

                              VERIDIUM CORPORATION,

                              Dated: March __, 2004

                                                                 Page(s)

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


                                           TABLE OF CONTENTS


                                                                                                  Page
201354.1 044202- 32136NY289021.2
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
1.       (a) General Definitions................................................................................1
         (b)      Accounting Terms..............................................................................1
         (c)      Other Terms...................................................................................1
         (d)      Rules of Construction.........................................................................1

2.       Credit Advances........................................................................................2

3.       Repayment of the Loans.................................................................................4

4.       Procedure for Loans....................................................................................4

5.       Interest and Payments..................................................................................4
         (a)      Interest......................................................................................4
         (b)      Payments......................................................................................5

6.       Security Interest......................................................................................6

7.       Representations, Warranties and Covenants Concerning the Collateral....................................6

8.       Payment of Accounts....................................................................................9

9.       Collection and Maintenance of Collateral..............................................................10

10.      Inspections and Appraisals............................................................................10

11.      Financial Reporting...................................................................................10

12.      Additional Representations and Warranties.............................................................11

13.      Covenants.  Company covenants as follows:.............................................................14

14.      Further Assurances....................................................................................16

15.      Power of Attorney.....................................................................................17

16.      Term of Agreement.....................................................................................17

17.      Termination of Lien...................................................................................17

18.      Events of Default.....................................................................................18

19.      Remedies..............................................................................................19

20.      Waivers...............................................................................................20

21.      Expenses..............................................................................................21

22.      Assignment By Laurus..................................................................................21

23.      No Waiver; Cumulative Remedies........................................................................22

24.      Application of Payments...............................................................................22

25.      Indemnity.............................................................................................22

26.      Revival...............................................................................................22

27.      Notices...............................................................................................22

28.      Governing Law, Jurisdiction and Waiver of Jury........................................................23

29.      Limitation of Liability...............................................................................24

30.      Entire Understanding..................................................................................24

31.      Severability..........................................................................................25

32.      Captions..............................................................................................25

33.      Counterparts; Telecopier Signatures...................................................................25

34.      Construction..........................................................................................25

35.      Publicity.............................................................................................25
